Exhibit 3.2
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VIASYSTEMS GROUP, INC.
     The undersigned duly authorized officer of Viasystems Group, Inc., a Delaware corporation, hereby certifies the following:
     1. The name of the corporation is Viasystems Group, Inc. (the “Corporation”). The name under which the Corporation originally was incorporated was Circo Craft Holding Company, and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was August 28, 1996.
     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate of Incorporation”) restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.
     3. The Certificate of Incorporation, as amended and restated hereby (the “Certificate of Incorporation”), shall upon its filing with the Secretary of State of the State of Delaware, read in its entirety as follows:
     FIRST: The name of the Corporation is Viasystems Group, Inc.
     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.
     THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the DGCL. The Corporation will have perpetual existence.
     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000 shares consisting of (a) 25,000,000 shares of a class designated as preferred stock, par value $.01 per share (the “Preferred Stock”) and (b) 100,000,000 shares of a class designated common stock, par value $.01 per share (the “Common Stock”).
     The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and the Common Stock are as follows:

     A. Provisions Relating to the Preferred Stock.
     1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, rights, qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the board of directors of the Corporation (the “Board”) as hereafter prescribed.
     2. Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:
     (a) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;
     (b) the number of shares to constitute the class or series and the designations thereof;
     (c) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;
     (d) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;
     (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;
     (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

     (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
     (h) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and
     (i) such other special rights and protective provisions with respect to any class or series as may to the Board seem advisable.
     3. The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock; provided, however, the Board may not decrease the number of shares of any existing class or series of the Preferred Stock to a number less than the number of shares of such any existing class or series that are then issued and outstanding.
     B. Provisions Relating to the Common Stock.
     1. Voting. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.
     2. Dividends. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board any time and from time to time out of any funds of the Corporation legally available therefor.
     3. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any class or series thereof, subject to the rights of the holders of shares of the Preferred Stock or any class or series thereof to participate, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph 3, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.
     C. General.
     1. Subject to the foregoing provisions of the Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.
     2. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board. The Board shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.
     FIFTH: The number of directors constituting the entire Board shall be fixed by, or in the manner provided in, the bylaws of the Corporation.
     SIXTH: Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, as long as VG Holdings, LLC and its affiliates (collectively, “Holdings”) collectively beneficially own, directly or indirectly, fifty percent (50%) or more of the outstanding shares of capital stock of the Corporation, any action required or permitted to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares of capital stock of the Corporation authorized by law or by the Certificate of Incorporation to vote on such action were present and voted, and such writing or writings are filed with the permanent records of the Corporation. If Holdings collectively beneficially own, directly or indirectly, less than fifty percent (50%) of the outstanding shares of capital stock of the Corporation, then no action may be authorized by the stockholders without a meeting except for action taken with the unanimous consent of all holders of capital stock of the Corporation authorized by law or by the Certificate of Incorporation to vote on such action, and such writing or writings are filed with the permanent records of the Corporation.
     SEVENTH: Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders for the transaction of such business as may properly come before the meeting may only be called by order of the Chairman of the Board, the Board (pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies) or the President of the Corporation, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. If Holdings collectively beneficially own, directly or indirectly, thirty-five percent (35%) or more of the outstanding shares of capital stock of the Corporation, then a special meeting shall be called by the Board upon written request to the Secretary of the Corporation of one or more record holders of shares of capital stock of the Corporation representing in the aggregate not less than thirty-five percent (35%) of the total number of shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting. If such order fails to fix such place, the meeting shall be held at the principal executive offices of the Corporation.
     EIGHTH: The directors of the Corporation need not be elected by written ballot.
     NINTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.
     TENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein “person” means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.
     ELEVENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the

Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eleventh is in effect. Any repeal or amendment of this Article Eleventh or adoption of any provision of the Certificate of Incorporation inconsistent with this Article Eleventh shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eleventh or adoption of such provision of the Certificate of Incorporation. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL or other applicable law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.
     The Corporation may additionally indemnify any employee or agent of the Corporation and such other persons as may be permitted under the DGCL to the fullest extent permitted by law.
     As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.
     TWELFTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director,

except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Twelfth or of relevant portions of the DGCL or any applicable law or adoption of any provision of the Certificate of Incorporation inconsistent with this Article Twelfth shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal, amendment or adoption. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Twelfth, a director shall not be liable to the Corporation or its stockholders to the fullest extent as permitted by any law existing on the date hereof or hereafter enacted, including without limitation any subsequent amendment to the DGCL.
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     IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed pursuant to Section 103(a)(2) of the DGCL by the undersigned duly authorized officer of the Corporation as of February 12, 2010.

/s/ David M. Sindelar
David M. Sindelar
Chief Executive Officer

Signature Page to
Third Amended and Restated Certificate of Incorporation of Viasystems Group, Inc.